ADA MEMBERS RETIREMENT PROGRAM
GROUP ANNUITY APPLICATION

MAILING INSTRUCTIONS
200 Plaza Drive, HM 500/7
Secaucus, NJ 07094
Attention: Sales Desk
www. axa-equitable.com/ada

You may want to contact your legal or tax advisor for additional guidance before completing and signing these documents. A copy of the Application should be retained in your files and the original should be forwarded to AXA Equitable Life Insurance Company, ("AXA Equitable") at the address above. The Contract will become effective only upon acceptance, by signature below, of a duly authorized signatory on AXA Equitable's behalf and will be returned to you. All returned documents will govern the administration of the Contract. Initial contributions will be accepted only after the installation documents have been approved by AXA Equitable

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SECTION A. PLAN INFORMATION
All sections of the application must be completed in order for it to be executed.

[ ] Start-Up               [ ] Takeover

_______________________________________________________________________
Name of Plan Sponsor (Owner)

Plan sponsor address

_______________________________________________________________________
Number            Street                    Suite

_______________________________________________________________________
City                       State            Zip Code


Employer Tax Identification Number ____________________________________

Plan Sponsor's e-mail address: ________________________________________

_______________________________________________________________________

Name of Plan Contact: _________________________________________________

Plan Tax Identification Number: _______________________________________

Type of Entity

[ ] Corporation                     [ ] Partnership
[ ] Sole Proprietorship             [ ] Other (please describe)
[ ] LLC/LLP

_______________________________________________________________________

_______________________________________________________________________

(If not incorporated, the Securities and Exchange Commission Statement of Satisfaction of Rule 180 must be completed and submitted with this Application.)

If your plan does not have a calendar year end, please indicate the plan year end.

_____ /______ (e.g. 9/30)

Original Plan effective date: (takeover plans only)

_______________________________________________________________________
Month                      Day              Year

Are loans permitted under your plan?

[ ] Yes           [ ] No

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SECTION A (CONTINUED)

Is the plan contact authorized to sign on behalf of the Owner?

[ ] Yes           [ ] No

Phone number: _________________________________________________________

E-mail address ________________________________________________________

Fax number ____________________________________________________________

TYPE OF QUALIFIED PLAN:

[ ] Profit Sharing 401(k)*          [ ] Money Purchase*
[ ] Profit Sharing*                 [ ] Defined Benefit
[ ] Other
* Participant level accounts are maintained under this Contract for these types of qualified plans.

Indicate which sources (contribution types) are available under this plan:

[ ] Employee Salary Deferral [ ] Prior Pension Plan
[ ] Employer                 [ ] Qualified Rollover
[ ] Employer Matching        [ ] QNEC
[ ] Employee Post-Tax        [ ] QMAC
[ ] Prior Plan               [ ] Safe Harbor Match
[ ] Roth Contributions       [ ] Safe Harbor Non-Elective

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 SECTION B: TAKEOVER PLANS ONLY
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_______________________________________________________________________
Name of Previous investment provider/recordkeeper

_______________________________________________________________________
Contact name of previous recordkeeper


 Phone number of previous recordkeeper ________________________________


Current Number of Eligible Employees __________________________________


Expected Recurring Contributions $_____________________________________


Expected Transfer Assets $ ____________________________________________

Expected Liquidation date _____________________________________________
                           Month      Day        Year

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2008 APP ADA                                                 Cat No. xxxxxx (  )
                                                                          E9526

PART B - CONTRACT CHARGES SCHEDULE

PROGRAM EXPENSE CHARGE (CONTRACT SECTION 9.01)
There will be an annual program expense charge; equal to the amount in subsections (a), plus the amount in subsection (b) of this Section 9.01, which shall be paid to AXA Equitable from the Funding Accounts in the Members Retirement Program.

(a) A "Percentage Charge" consisting of the sum of the amounts derived by multiplying the following percentages times the aggregate balance of the Funding Accounts in the Members Retirement Program as of the immediately preceding January 31:
         (i)    [ 0.51%] of the first $500 million of the aggregate balance;
         (ii)   [ 0.41%] of the next $500 million of the balance;
         (iii)  [0.318%] of the balance in excess of $1 billion.
(b) An [$80] per participant charge that will be adjusted annually with the Consumer Price Index

The Program expense charge may be changed as of any May 1 as communicated to the Owner. The maximum Program Expense Charge will not exceed 1.00%.

The program expense charge is calculated as of each January 31. One twelfth of the program expense charge will be charged to Participants' account balances computed on an equivalent daily basis during each of the 12 consecutive months beginning May 1 of the same calendar year.

In the case of a Funding Account that is not valued every Business Day, a pro rata portion of the then applicable program expense charge will be charged to Participants' Accounts in such Funding Account on each Business Day for which a value is established.

On the date each GRA is opened, AXA Equitable will determine a pro rata portion of the then applicable program expense charge for amounts held in such GRA, which shall constitute the program expense charge for that GRA until its maturity. The net interest rate declared by AXA Equitable on a GRA will reflect the compounded effect of the then applicable program expense charge.

ENROLLMENT FEE (CONTRACT SECTION 9.03)
An enrollment fee of $25 shall be paid to AXA Equitable upon the enrollment of each new Participant. Unless the Participant's Employer pays the fee directly to AXA Equitable, it shall be charged against the first contribution made on behalf of the participant. AXA Equitable may, in its sole discretion, waive the enrollment fee from time to time for marketing purposes.

RECORD MAINTENANCE AND REPORT FEE  (CONTRACT SECTION 9.04)
A record maintenance and report fee of $3 shall be charged quarterly against each Participant's aggregate account balances in the Master Trust and Volume Submitter Trust and paid to AXA Equitable; such fee shall be $1 for account balances in the Pooled Trust which are not participating in a prototype plan offered through AXA Equitable. The fee shall be deducted from each Participant's accounts, and within those accounts from the Participant's balance in each Funding Account, in accordance with the ordering rule.

WITHDRAWAL CHARGE- A withdrawal by a participant from the plan is subject to IRS regulations and if applicable a Redemption Fee (a fee to dissuade disruptive trading activity) or GRA interest rate adjustment. Withdrawals from GRAs are prohibited except as described below:

A Participant may withdraw the balance of his interest in the GRAs provided by AXA Equitable before maturity without incurring an interest rate adjustment provided that the withdrawal is made as a result of the following events:

   a) upon separation from service (including retirement) by a Participant other than a dentist,
   b) retirement after age 59-1/2 by a dentist under an annuity or installment of at least three years' duration,
   c) upon receipt by AXA Equitable of due proof of death of the Participant,
   d) upon the Participant's "Disability", as defined in Section 5.01 of the Contract, or
   e) attainment of age 70-1/2 by the Participant.

A dentist may withdraw the balance of his GRAs provided by AXA Equitable upon retirement after 59-1/2 under a distribution option of less than three years' duration subject to an "interest rate adjustment described in Section 5.01 of the Contract.



2008 APP ADA                                                    Catalog No. ()
                                                                Page 2 of 3

SIGNATURES

Application and Agreement: By signature below of duly authorized person(s), the Owner and the Trustee, if applicable, hereby;
A.   apply for participation in the Contract as funding vehicle for the Plan.
B.   agree to be bound by the terms and conditions of the Contract.
C. acknowledge and understand that no registered representative of AXA Advisors, LLC, or AXA Distributors, LLC has authority to make or modify any contract or agreement on AXA Equitable's behalf, or to waive or alter any of AXA Equitable's rights or requirements.
D. understand that the account value attributable to allocations to the Investment Options may increase or decrease and are not guaranteed as to dollar amount.
Any person who knowingly and with intent to defraud any insurance company files an enrollment form/application or statement of claims containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or federal law. IN MAINE AND LOUISIANA: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. In Oklahoma: WARNING: Any person knowingly, and with intent to injure, defraud or deceive any insurer, makes any claim for proceeds of an insurance policy containing any false or incomplete or misleading information is guilty of a felony.

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FOR EMPLOYER:
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_______________________________________________________________________________
Print Name of Employer or Officer

City______________________________     State___________________

______________________________________________________________________________
Signature and Title of Employer or Officer                      Date


_____________________________________________          _______________________
Signature of Plan Contact Listed on Page 1                      Date
(if authorized to sign on behalf of the Owner)
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FOR TRUSTEE(S): (ONLY FOR INVESTMENT ONLY)

_______________________________________________________________________________
Print Name of Trustee

City__________________________       State____________________


________________________________________________________________________________
Signature of Trustee                                            Date

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ACCEPTED FOR AXA EQUITABLE
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________________________________________________________________________________
Print Name of AXA Equitable Officer


_______________________________________________________________________________
Signature of AXA Equitable Office                               Date

Effective Date:_________________________

Contract No:____________________________

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2008 APP ADA                                                    Catalog No.
                                                                Page 3 of 3.